UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2011
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Irvine Blvd. Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

 (714) 730-8143

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Common Stock

Effective August 29, 2011, the Board of Directors of Citadel EFT, Inc., a corporation organized under the laws of the State of Nevada (the “Corporation”) authorized the issuance of an aggregate 100,000,000 shares of its restricted common stock to Gary DeRoos, its President/Chief Executive Officer (“DeRoos”), at a pershare price of $0.00001. The Board of Directors authorized the issuance of the 100,000,000 shares to DeRoos based upon recognition of the outstanding services, leadership and innovative business operational strategies provided by Turgeon and his continuous dedication and loyalty to the Corporation, including undertaking of the international development of the Corporation.

The  shares of common stock were issued to DeRoos as a United States resident in reliance on Section 4(2) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. DeRoos acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 186,154,254 shares of common stock issued and outstanding.

Preferred Stock

Effective September 6, 2011, the Board of Directors of the Corporation authorized the issuance of an aggregate 51,000,000 shares of Series A Preferred stock to DeRoos. The Board of Directors authorized the creation of the 51,000,000 shares of preferred stock from the Corporation’s authorized capital consisting of 1,000,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Board of Directors further authorized the issuance of the 51,000,000 shares to Series A Preferred stock to DeRoos based upon recognition of the outstanding services, leadership and innovative business operational strategies provided by DeRoos and his continuous dedication and loyalty to the Corporation, including undertaking of the international development of the Corporation.

The shares of Series A Preferred stock carry certain rights and preferences, including voting rights consisting of two hundred votes for each one shares of Series A Preferred stock. The shares of Series A preferred stock are convertible into shares of common stock on a one-to-one basis.

The 51,000,000 shares were issued at a per share  price of $0.00001. The  shares of preferred stock were issued to DeRoos as a United States resident in reliance on Section 4(2) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). Neither the shares of preferred stock nor the underlying shares of common stock hve been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. DeRoos acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: September 19, 2011 /s/Gary DeRoos Name: Gary DeRoos Title: President/Chief Executive Officer